Notice No. 05-547

November 30, 2005

To:          All Exchange Members / Member Firms

               All Clearing Members

From:      Mitchell Steinhause, Chairman

Subject:   Preliminary Proxy Statement

On Wednesday, November 23, 2005, NYMEX Holdings, Inc. filed a Preliminary Proxy Statement on Schedule 14A with the U.S. Securities and Exchange Commission ("SEC") regarding our previously-announced transaction with General Atlantic LLC's investment funds.  You should note that these proxy materials are only preliminary materials and will be subject to revision in response to comments (1) from the SEC, to the extent that the SEC chooses to comment on the Preliminary Proxy Statement, (2) from the Commodity Futures Trading Commission ("CFTC"), to the extent that the CFTC chooses to comment on the Preliminary Proxy Statement and (3) from our members and advisors. You are not being, and will not be, asked to vote based on the Preliminary Proxy Statement.

We plan to issue answers to Frequently Asked Questions ("FAQs") periodically in order to address shareholder inquiries about this transaction. We encourage you to send your comments or questions to investorrelations@nymex.com. Your input is very important to us. While we cannot address each comment individually, we will try to answer your questions and respond to your comments in the FAQs that we issue and make publicly available.

Once all applicable review periods and revisions have been completed, a final document, referred to as a Definitive Proxy Statement, will be provided to our stockholders at least 30 days prior to the special meeting at which NYMEX Holdings will seek the final approval of the transactions described in the Definitive Proxy Statement.

Forward Looking and Cautionary Statements
This notice may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our ability to consummate the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the private placement of shares to General Atlantic, and our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, in whole or in part, the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the private placement, and our determination not, or difficulties, delays or unanticipated costs in our ability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.

Statement Regarding Information That Will Become Available
Please note this is not intended to be a solicitation for proxy. In connection with the proposed private placement of shares to General Atlantic, NYMEX will file with the Securities and Exchange Commission and distribute to its shareholders a proxy statement. NYMEX's shareholders are urged to read the proxy statement in its entirety when it becomes available, and any other related documents NYMEX may issue, because they will contain important information about NYMEX, the transaction, the persons soliciting proxies in connection with the transaction and the interests of these persons in the transaction and related matters. When these documents are filed, they can be obtained for free at the SEC's website (www.sec.gov). Additional information on how to obtain these documents from NYMEX will be made available to shareholders.

NYMEX, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from NYMEX's shareholders in connection with the proposed private placement. Information about the directors and executive officers of NYMEX and their ownership of NYMEX stock is set forth in the proxy statement for NYMEX's 2005 annual meeting. Information regarding the interests of NYMEX's directors and executive officers in the proposed private placement will be included in the proxy statement when it becomes available.